Exhibit 99.1

Encore Capital Group Announces Second Quarter 2017 Financial Results

•	Improved global collections and favorable U.S. market conditions drive higher returns

•	Estimated Remaining Collections of $6.3 billion establishes new all-time high

SAN DIEGO, August 3, 2017 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers across a broad range of assets, today reported consolidated financial results for the second quarter ended June 30, 2017.
“The second quarter for Encore was a period of solid financial and operational performance. The domestic debt market continues to grow in supply and provides for a favorable purchasing environment,” said Ashish Masih, President and Chief Executive Officer. “Liquidation improvement initiatives are delivering sustained improved collections performance in the U.S. and in Europe over a wide array of vintages, allowing us to record better returns and increase expectations for future collections. Also in Europe, we had a strong quarter of portfolio purchasing and the IPO process for our subsidiary Cabot Credit Management remains on track.”
Key Financial Metrics for the Second Quarter of 2017:

•	Estimated Remaining Collections (ERC) grew $719 million compared to the same period of the prior year, to $6.26 billion.

•	Investment in receivable portfolios was $246 million, including $132 million in the U.S. and $92 million in Europe, compared to $233 million deployed overall in the same period a year ago.

•	Gross collections grew 3% to $446 million, compared to $434 million in the same period of the prior year.

•	Total revenues were $291 million, compared to $289 million in the second quarter of 2016.

•
Total operating expenses increased 6% to $210 million, compared to $198 million in the same period of the prior year, reflecting higher legal collections spending in the United States. Adjusted operating expenses increased 12% to $180 million, compared to $160 million in the same period of the prior year.

•	Total interest expense remained steady at $50.5 million, as compared to $50.6 million in the same period of the prior year.

•	GAAP net income attributable to Encore was $20.3 million, or $0.77 per fully diluted share, as compared to $29.6 million, or $1.14 per fully diluted share in the same period a year ago.

•	Adjusted income attributable to Encore was $22.9 million, compared to $33.4 million in the second quarter of 2016.

•	Adjusted income attributable to Encore per share (also referred to as Economic EPS) was $0.88, compared to $1.29 in the same period of the prior year.

•	Available capacity under Encore’s domestic revolving credit facility, subject to borrowing base and applicable debt covenants, was $263 million as of June 30, 2017.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, August 3, 2017, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, presenting and discussing the reported results.

Encore Capital Group, Inc.

Members of the public are invited to access the live webcast via the Internet by logging on at the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference number 61737334. A replay of the webcast will also be available shortly after the call on the Company's website.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income attributable to Encore per share/economic EPS, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions for consumers across a broad range of assets. Through its subsidiaries, Encore purchases portfolios of consumer receivables from major banks and credit unions.

Encore partners with individuals as they repay their obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, the company is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at http://www.encorecapital.com. More information about the Company’s Cabot Credit Management subsidiary can be found at http://www.cabotcm.com. Information found on the Company’s website or Cabot’s website is not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-

Encore Capital Group, Inc.

looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$146,647	$149,765
Investment in receivable portfolios, net	2,555,925	2,382,809
Property and equipment, net	71,135	72,257
Deferred court costs, net	74,316	65,187
Other assets	239,218	215,447
Goodwill	831,556	785,032
Total assets	$3,918,797	$3,670,497
Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	$256,982	$234,398
Debt	2,963,929	2,805,983
Other liabilities	29,776	29,601
Total liabilities	3,250,687	3,069,982
Commitments and contingencies
Redeemable noncontrolling interest	126,215	45,755
Redeemable equity component of convertible senior notes	192	2,995
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,741 shares and 25,593 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	257	256
Additional paid-in capital	43,076	103,392
Accumulated earnings	593,290	560,567
Accumulated other comprehensive loss	(83,110)	(104,911)
Total Encore Capital Group, Inc. stockholders’ equity	553,513	559,304
Noncontrolling interest	(11,810)	(7,539)
Total equity	541,703	551,765
Total liabilities, redeemable equity and equity	$3,918,797	$3,670,497
The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”) and the creditors of the VIEs have no recourse to the Company. These assets and liabilities are included in the consolidated statements of financial condition above.

	June 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$43,077	$55,823
Investment in receivable portfolios, net	1,103,135	972,841
Property and equipment, net	19,843	19,284
Deferred court costs, net	25,049	22,760
Other assets	91,179	79,767
Goodwill	628,849	584,868
Liabilities
Accounts payable and accrued liabilities	$117,645	$99,689
Debt	1,666,962	1,514,799
Other liabilities	618	1,921

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,
	2017	2016
Revenues
Revenue from receivable portfolios, net	$272,236	$267,452
Other revenues	18,681	21,990
Total revenues	290,917	289,442
Operating expenses
Salaries and employee benefits	75,786	75,499
Cost of legal collections	53,409	46,807
Other operating expenses	24,030	24,946
Collection agency commissions	11,494	9,274
General and administrative expenses	36,932	32,934
Depreciation and amortization	8,672	8,235
Total operating expenses	210,323	197,695
Income from operations	80,594	91,747
Other (expense) income
Interest expense	(50,516)	(50,597)
Other income	2,529	3,134
Total other expense	(47,987)	(47,463)
Income before income taxes	32,607	44,284
Provision for income taxes	(13,531)	(13,451)
Net income	19,076	30,833
Net loss (income) attributable to noncontrolling interest	1,179	(1,245)
Net income attributable to Encore Capital Group, Inc. stockholders	$20,255	$29,588

Earnings (loss) per share attributable to Encore Capital Group, Inc.:

Basic	$0.78	$1.15
Diluted	$0.77	$1.14

Weighted average shares outstanding:
Basic	25,983	25,742
Diluted	26,391	25,874

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Six Months Ended June 30,
	2017	2016
Operating activities:
Net income	$34,055	$57,440
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of income taxes	199	3,182
Depreciation and amortization	17,297	18,096
Other non-cash expense, net	21,309	19,242
Stock-based compensation expense	3,510	8,869
Gain on derivative instruments, net	(2,623)	(7,531)
Deferred income taxes	(3,164)	(25,002)
Reversal of allowances on receivable portfolios, net	(10,961)	(4,670)
Changes in operating assets and liabilities
Deferred court costs and other assets	(5,951)	(666)
Prepaid income tax and income taxes payable	20,389	5,260
Accounts payable, accrued liabilities and other liabilities	(2,770)	(27,236)
Net cash provided by operating activities from continuing operations	71,290	46,984
Net cash provided by operating activities from discontinued operations	—	2,096
Net cash provided by operating activities	71,290	49,080
Investing activities:
Cash paid for acquisitions, net of cash acquired	(5,623)	(675)
Proceeds from divestiture of business, net of cash divested	—	106,041
Purchases of receivable portfolios, net of put-backs	(464,507)	(517,665)
Collections applied to investment in receivable portfolios, net	371,285	351,219
Purchases of property and equipment	(11,984)	(10,094)
Payments to acquire interest in affiliates	(8,805)	—
Other, net	4,559	3,502
Net cash used in investing activities from continuing operations	(115,075)	(67,672)
Net cash provided by investing activities from discontinued operations	—	14,685
Net cash used in investing activities	(115,075)	(52,987)
Financing activities:
Payment of loan costs	(3,415)	(2,934)
Proceeds from credit facilities	331,020	288,750
Repayment of credit facilities	(373,345)	(307,946)
Repayment of senior secured notes	(6,174)	(11,256)
Proceeds from issuance of convertible senior notes	150,000	—
Repayment of convertible senior notes	(60,406)	—
Proceeds from convertible hedge instruments	5,580	—
Taxes paid related to net share settlement of equity awards	(2,457)	(4,068)
Proceeds from other debt	—	34,946
Other, net	(4,954)	(8,714)
Net cash provided by (used in) financing activities	35,849	(11,222)
Net decrease in cash and cash equivalents	(7,936)	(15,129)
Effect of exchange rate changes on cash and cash equivalents	4,818	545
Cash and cash equivalents, beginning of period	149,765	153,593
Cash and cash equivalents, end of period	146,647	139,009

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended June 30,
	2017			2016
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income attributable to Encore, as reported	$20,255	$0.77	$0.77	$29,588	$1.14	$1.14
Adjustments:
Convertible notes non-cash interest and issuance cost amortization	3,078	0.12	0.12	2,921	0.11	0.11
Acquisition, integration and restructuring related expenses(1)	3,520	0.13	0.14	3,271	0.13	0.13
Gain on reversal of contingent consideration(2)	(2,773)	(0.10)	(0.10)	—	—	—
Settlement fees and related administrative expenses(3)	—	—	—	698	0.03	0.03
Amortization of certain acquired intangible assets(4)	588	0.02	0.02	575	0.02	0.02
Income tax effect of the adjustments(5)	(943)	(0.04)	(0.04)	(2,338)	(0.09)	(0.09)
Adjustments attributable to noncontrolling interest(6)	(812)	(0.03)	(0.03)	(1,273)	(0.05)	(0.05)
Adjusted income attributable to Encore	$22,913	$0.87	$0.88	$33,442	$1.29	$1.29
________________________

(1)
Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(2)
Amount represents a gain recognized as a result of reversing a liability for contingent consideration that was established when we acquired a debt solution service provider in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

(3)
Amount represents litigation and government settlement fees and related administrative expenses. For the three months ended June 30, 2016, amount consists of settlement and administrative fees related to certain TCPA settlements. We believe these fees and expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(4)
As we continue to acquire debt solution service providers around the world, the acquired intangible assets, such as trade names and customer relationships, have grown substantially. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.

(5)
Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred.

(6)
Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

Encore Capital Group, Inc.

	Three Months Ended June 30,
	2017	2016
GAAP total operating expenses, as reported	$210,323	$197,695
Adjustments:
Stock-based compensation expense	(2,760)	(5,151)
Operating expenses related to non-portfolio purchasing and recovery business(1)	(26,984)	(28,253)
Acquisition, integration and restructuring related expenses(2)	(3,520)	(3,271)
Gain on reversal of contingent consideration(3)	2,773	—
Settlement fees and related administrative expenses(4)	—	(698)
Adjusted operating expenses related to portfolio purchasing and recovery business	$179,832	$160,322
________________________

(1)
Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.

(2)
Amount represents acquisition, integration and restructuring related operating expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(3)
Amount represents a gain recognized as a result of reversing a liability for contingent consideration that was established when we acquired a debt solution service provider in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

(4)
Amount represents litigation and government settlement fees and related administrative expenses. For the three months ended June 30, 2016, amount consists of settlement and administrative fees related to certain TCPA settlements. We believe these fees and expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.